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                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to use our report dated January 4, 2001 in the Registration Statement (Form N-2) and related prospectus and statement of additional information of the Nuveen Virginia Dividend Advantage Municipal Fund filed with the Securities and Exchange Commission in the Pre-Effective Amendment No. 3 to the Registration Statement under the Securities Act of 1933 (File No. 333-49258) and in this Amendment No. 3 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-09469).



                                           ERNST & YOUNG LLP


Chicago, Illinois
January 18, 2001